                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Sonic Foundry, Inc
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                    [LOGO]

                              SONIC FOUNDRY, INC.
                              1617 Sherman Avenue
                           Madison, Wisconsin 53704


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 24, 2001


     The Annual Meeting of Stockholders of SONIC FOUNDRY, INC. will be held at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin 53703 on May 24, 2001 at 9:00 a.m. local time for the following purposes:

1.   To elect one director to hold office for a term of five years.

2. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending September 30, 2001.

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of Common Stock at the close of business on April 9, 2001 are entitled to notice of, and to vote at, this meeting or any adjournment or adjournments thereof.

                                        By Order of the Board of Directors,


                                        Kenneth A. Minor
                                        Secretary

Madison, Wisconsin
April 12, 2001
                       ________________________________

If you cannot personally attend the meeting, it is earnestly requested that you promptly indicate your vote on the issues included on the enclosed proxy and date, sign and mail it in the enclosed self-addressed envelope, which requires no postage if mailed in the United States. Doing so will save us the expense of further mailings. If you sign and return your proxy card without marking choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Board of Directors.
                       ________________________________

                              SONIC FOUNDRY, INC.
                              1617 Sherman Avenue
                               Madison, WI 53704
                                                            April 12, 2001

                                PROXY STATEMENT

     The Board of Directors of Sonic Foundry, Inc., a Maryland corporation (the "Company"), hereby solicits the enclosed proxy. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies FOR the election as a director of the nominee listed below for a term expiring in 2006; and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending September 30, 2001. In the event that a nominee for director becomes unavailable to serve, which management does not anticipate, the persons named in the proxy reserve full discretion to vote for any other person who may be nominated. Any stockholder giving a proxy may revoke the same at any time prior to the voting of such proxy. This Proxy Statement and the accompanying proxy are being mailed on or about April 12, 2001.

     Each stockholder will be entitled to one vote for each share of Common Stock standing in his or her name on our books at the close of business on April 9, 2001. On that date, we had outstanding and entitled to vote 22,117,135 shares of Common Stock.


                       PROPOSAL 1: ELECTION OF DIRECTOR

     Our Articles of Incorporation and Bylaws provide that the Board of Directors shall be divided into five classes, with each class having a five-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, each class consisting, as nearly as possible, of one-fifth the total number of directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of the Directors. Newly created directorships resulting from any increase in the number of directors may, unless the Board of Directors determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     Our Articles of Incorporation provide that the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors is currently set at six. One seat on the Board of Directors, currently held by Frederick H. Kopko, Jr., has been designated as a Class III Board seat, with the term of the director occupying such seat expiring as of the Annual Meeting. Mr. Kopko will stand for re-election at this Annual Meeting.

     Mr. Kopko is currently a Board member of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, Mr. Kopko would serve until the 2006 Annual Meeting and until his successor is elected and qualified, or until such director's earlier death, resignation or removal.

Nominee for Director for a Five-Year term expiring on the 2006 Annual Meeting

FREDERICK H. KOPKO, JR.

     Mr. Kopko, age 45, has been our Secretary from April 1997 to February 2001 and has been a Director since December 1995. Mr. Kopko is a partner of the law firm of McBreen & Kopko, Chicago, Illinois, and has been a partner of that firm since January 1990. Mr. Kopko practices in the area of corporate law. He has been a Director of Butler International, Inc. since 1985 and a Director of Mercury Air Group, Inc. since 1992. Mr. Kopko received a B.A. degree in economics from the University of Connecticut, a J.D. degree from the University of Notre Dame Law School, and an M.B.A. degree from the University of Chicago.

     The election of the Class 3 Director requires the approval of a plurality of the votes cast by holders of the shares of the Company's common stock. Any shares not voted, whether by broker non-vote or otherwise, will have no impact on the outcome of the election.

     The Board of Directors unanimously recommends a vote FOR the election of Mr. Kopko as a Class 3 Director.


                        DIRECTORS CONTINUING IN OFFICE

ARNOLD B. POLLARD                                        Term Expires in 2005

     Mr. Pollard, age 58, has been a Director of the Company since December 1997 and a Director of Firebrand Financial Group since August 1996. Since 1993, he has been the President and Chief Executive Officer of Chief Executive Group, which publishes "Chief Executive" magazine. For over 25 years, he has been President of Decision Associates, a management consulting firm specializing in organizational strategy and structure. Since 1996, Mr. Pollard has served as a Director and a member of the compensation committee of Delta Financial Corp., a public company engaged in the business of home mortgage lending and the International Management Education Foundation, a non-profit educational organization. He also serves on the advisory board of PeopleTrends. From 1989 to 1991, Mr. Pollard served as Chairman and Chief Executive Officer of Biopool International, a biodiagnostic public company focusing on blood related testing; and previously served on the boards of Lillian Vernon Corp. and DEBE Systems Corp. From 1970 to 1973, Mr. Pollard served as adjunct professor at the Columbia Graduate School of Business. Mr. Pollard graduated from Cornell University (Tau Beta Pi), and holds a doctorate in Engineering-Economics Systems from Stanford University.


DAVID C. KLEINMAN                                        Term Expires in 2004

     Mr. Kleinman, age 65, has been a Director of the Company since December 1997 and has taught at the Graduate School of Business at the University of Chicago since 1971, where he is now Adjunct

Professor of Strategic Management. Mr. Kleinman has been a Director (trustee) of the Acorn Funds since 1972 (of which he is also chairman of the Audit Committee and a member of the Committee on the Investment Advisory Agreement), a Director since 1984 of the Irex Corporation, a contractor and distributor of insulation materials (where he is non-executive chairman of the Board of Directors), a Director since 1994 of Wisconsin Paper and Products Company, a jobber of paper and paper products, with operations in Milwaukee and Madison, a Director since 1993 of Plymouth Tube Company, a manufacturer of metal tubing and metal extrusions (where he serves on the Audit Committee), a Director since 2000 of AT&T Latin America, a facilities-based provider of telecom services in Brazil, Argentina, Chile, Peru and Columbia (where he is a member of the Audit Committee and of the Compensation Committee) and a member of the Advisory Board of DSC Logistics, a logistics management and warehousing firm. From 1964 to 1971, Mr. Kleinman was a member of the finance staff of the Ford Motor Company. Mr. Kleinman received a B.S. in mathematical statistics and a Ph.D. in business from the University of Chicago.


RIMAS P. BUINEVICIUS                                     Term Expires in 2002

     Mr. Buinevicius, age 38, has been our Chairman of the Board since October 1997 and Chief Executive Officer since January 1997. Mr. Buinevicius joined the Company in 1994 as General Manager and Director of Marketing. Prior to joining the Company, from 1991 to 1994, Mr. Buinevicius was employed by Alkar, Division of DEC International, in Lodi, WI, where he was responsible for project development and management of industrial control systems. From 1990 to 1991, Mr. Buinevicius was employed as a Senior Electrical Engineer with Arzco Medical Electronics, Chicago, Illinois, where he was responsible for both hardware and software design of cardiac pacing equipment. Prior to 1990, Mr. Buinevicius was employed in a number of research and development positions primarily focused in the biomedical arena. Mr. Buinevicius has an M.B.A. degree from the University of Chicago; a Master's degree in Electrical Engineering from the University of Wisconsin, Madison; and a Bachelor's degree in Electrical Engineering from the Illinois Institute of Technology, Chicago.


MONTY R. SCHMIDT                                         Term Expires in 2003

     Mr. Schmidt, age 37, has been our President since March 1994 and a Director since February 1994. From October 1991 to February 1994, Mr. Schmidt performed certain pre-incorporation services for the Company. From March 1991 to September 1991, Mr. Schmidt worked with Lunar Corporation, Madison, Wisconsin where he was involved in the design of ultrasonic bone densitometry equipment. From 1988 to 1991 Mr. Schmidt held a position as a design engineer, designing hardware and software for the Berg Company in Madison, Wisconsin. Mr. Schmidt has a B.S. degree in Electrical Engineering from the University of Wisconsin, Madison. Mr. Schmidt is a co-founder of the Company.


CURTIS J. PALMER                                         Term Expires in 2003

     Mr. Palmer, age 31, has been our Chief Technology Officer since January 1997 and a Director since February 1994. From June 1990 to January 1994, Mr. Palmer was employed by Microsoft as a Software Design Engineer in the Multimedia Technologies group, where he worked on the Windows 3.0 and 3.1 operating system support for multimedia applications. In 1990, Mr. Palmer held a position as a Software

Development Support Engineer at Microsoft, where he was responsible for assisting third party Windows driver developers in their development of communications, network and sound drivers for Windows 3.0. Mr. Palmer studied software engineering at the Oregon Institute of Technology. Mr. Palmer is a co-founder of the Company.


                     MEETINGS AND COMMITTEES OF DIRECTORS

     The Board of Directors met three times during the fiscal year ended September 30, 2000 ("Fiscal 2000"). The Board of Directors has three standing committees, the Audit Committee, the Executive Compensation Committee, and the Stock Option Committee. The Company does not have a nominating committee of the Board of Directors.

     The Audit Committee consists of Messrs. Kopko, Pollard and Kleinman. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. The Audit Committee met twice in Fiscal 2000.

     The Executive Compensation Committee consists of Messrs. Kopko, Pollard and Kleinman. The Executive Compensation Committee makes recommendations to the Board with respect to salaries of employees, the amount and allocation of any incentive bonuses among the employees, and the amount and terms of stock options to be granted to executive officers. The Executive Compensation Committee met one time in Fiscal 2000.

     The Stock Option Committee, which was formed in January 1999, consists of Messrs. Pollard and Kleinman. The Stock Option Committee makes recommendations to the Board with respect to the amount and terms of stock options to be granted to employees (other than executive officers). The Stock Option Committee met one time in Fiscal 2000.

     Each member of the Board attended at least 75% of the aggregate of the meetings of the Board and of the Committees on which he served and held during the period for which he was a Board or Committee member, respectively.


                            DIRECTORS COMPENSATION

     Each Non-Employee Director of the Company receives (i) a fee of $1,500 for each Board or Board Committee meeting attended, and (ii) a fee of $850 for each Board or Board Committee meeting in which such Director participates by telephone. In the fiscal year ended September 30, 2000, the total amount of such compensation paid to Non-Employee Directors was $25,650. When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. Directors who are also employees do not receive any compensation for their participation in Board or Board Committee meetings.

     The Non-Employee Directors Stock Option Plan provides for an initial option grant to purchase 20,000 shares of the Company's Common Stock to Non-Employee Directors upon first joining the Board and an annual option grant to purchase 20,000 shares of the Company's Common Stock at the time of each annual meeting to Non-Employee Directors who continue to serve on the Board. Options granted under the Non-Employee Directors Stock Option Plan have exercise prices equal to the fair market value of the underlying common stock on the date of the grant, and vest in full one year after the date of the grant. The term of all options under the Non-Employee Directors Stock Option Plan is ten years.

     If any change is made in the stock subject to the Non-Employee Directors Stock Option Plan, or subject to any option granted thereunder, the Non-Employee Directors Stock Option Plan and options outstanding thereunder will be appropriately adjusted as to the type(s), number of securities and price per share of stock subject to such outstanding options.

     During the fiscal year ended September 30, 2000, options to purchase an aggregate of 60,000 shares of the Company's Common Stock were granted pursuant to the Non-Employee Directors Stock Option Plan to Non-Employee Directors serving on the Board on March 24, 2000 (the annual meeting date).

     In addition to options granted pursuant to the Non-Employee Directors Stock Option Plan, we granted Mr. Kopko a warrant in August 1999 to purchase 30,000 shares of Common Stock at an exercise price of $4.00 per share, in exchange for a stand-by loan commitment of $2,000,000. In December 1999 we granted Mr. Kopko a warrant to purchase 50,000 additional shares of common stock at an exercise price of $28.13 per share in his capacity as a board member.

     The options and warrants set forth above have an exercise price equal to the fair market value of the underlying common stock on the date of grant, and vest in full immediately. The term of all such options is ten years.


                    PROPOSAL 2: RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP ("E&Y") as independent auditors to audit our financial statements for the year ending September 30, 2001, and has further directed that management submit the selection of independent accountants for certification by the stockholders at the annual meeting. E&Y has been our auditors since September 1997. Representatives of the firm are expected to be present at the annual meeting to respond to stockholders' questions and to have the opportunity to make any statements they consider appropriate.

     Stockholder ratification of the selection of E&Y as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The ratification of the appointment of E&Y as independent auditors requires the approval of a majority of the votes cast by holders of our shares. Shares may be voted for or withheld from this matter. Shares that are withheld and broker non-votes will have no effect on this matter because ratification of the appointment of E&Y requires a majority of the shares cast.

     The Board of Directors unanimously recommends a vote FOR Proposal 2 ratifying the appointment of E&Y as independent auditors for the Company.

                      Relations with Independent Auditors

     E&Y has served continuously as our independent auditors since 1997. As stated in Proposal 2, the Board has selected E&Y to serve as our independent auditors for the fiscal year ending September 30, 2001.

     Audit services performed by E&Y for fiscal 2000 consisted of the examination of our financial statements, review of quarterly results, and services related to filings with the Securities and Exchange Commission (SEC). We also retained E&Y to perform appraisal services associated with allocating certain intangible assets purchased in connection with the acquisition of the stock of STV Communications, Inc. ("STV") and International Image Services, Inc. ("II"), as well as certain other merger, tax and consultative services. All fees paid to E&Y were reviewed and considered for independence by the Audit Committee.


                      Fiscal 2000 Audit Firm Fee Summary

     During Fiscal 2000, we retained our principal auditor, E&Y, to provide services in the following categories and amounts:

                Audit Fees                       $183,800
                Financial Information Systems
                    Design and Implementation           0
                Appraisal Services                 68,900
                Other Fees                        154,015

                        REPORT OF THE AUDIT COMMITTEE/1/

     It is the responsibility of the Audit Committee to provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board.

______________________

/1/ The material in this report is not "soliciting material", is not deemed filed with the SEC, and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

     In June 2000, the Audit Committee adopted a written charter governing the operations of the Audit Committee. The charter requires that no member of the Audit Committee have a relationship that may interfere with the exercise of his or her independence from management and the Company, that all Audit Committee members be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Audit Committee, and that at least one member shall have accounting or related financial management expertise. A copy of the Audit Committee Charter is attached as Appendix A to
                                                                ----------
this proxy statement. In addition, the Audit Committee has reviewed the listing standards of the National Association of Securities Dealers and determined that each member has satisfied those requirements.

     We discussed the audited financial statements for the year ended September 30, 2000 with management. We reviewed with E&Y, who is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, its judgment as to the quality and acceptability of our accounting principles and any other matters that we are required to discuss under generally accepted auditing standards. In addition, we have discussed E&Y's independence from management and the Company including matters set forth in the written disclosures required by Independence Standards Board Standard No. 1 and matters required to be discussed by Statement on Auditing Standards No. 61 pertaining to communications with the Audit Committee.

     We discussed with E&Y the overall scope and plans of their audit. We met with E&Y, as the Company's independent auditors, with and without management present, to discuss results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. We held two meetings during Fiscal 2000.

     Relying on the reviews and discussions referred to above, we recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE
               Frederick H. Kopko, Jr.
               Arnold B. Pollard
               David C. Kleinman


                       EXECUTIVE OFFICERS OF THE COMPANY

     Our executive officers, who are appointed by the Board of Directors, hold office for one-year terms or until their respective successors have been duly elected and have qualified.

     Rimas P. Buinevicius is our Chairman of the Board of Directors and Chief Executive Officer. (See "Directors Continuing in Office".)

     Monty R. Schmidt is our President and a Director. (See "Directors Continuing in Office".)

     Curtis J. Palmer is our Chief Technology Officer and a Director. (See "Directors Continuing in Office".)

     Jan B. Brzeski, age 34, served as Vice President - Business Development from April 2000 to December 2000, and was a member of the Board of Directors from June 2000 to March 2001. From 1994 to April 2000, Mr. Brzeski was the co-founder and CEO of STV, a provider of streaming media services that offered webcasting, production and post-production services, high-end encoding, signal acquisition, hosting, content management, digital rights management, and syndication, based in Santa Monica, California. We acquired STV in April 2000. Mr. Brzeski has a B.S. degree in Physics from Dartmouth College and a Masters degree in Philosophy, Politics & Economics from Oxford University. Mr. Brzeski is no longer affiliated with the Company.

     Kenneth A. Minor, age 39, has been our Chief Financial Officer since June 1997, Assistant Secretary from December 1997 to February 2001 and Secretary since February 2001. From September 1993 to April 1997, Mr. Minor was employed as Vice President and Treasurer for Fruehauf Trailer Corporation, a manufacturer and global distributor of truck trailers and related after market parts and service. From May 1988 to September 1993 he was employed as Assistant Treasurer and Controller for Autodie Corporation, an automotive stamping die company. From 1984 to 1987 Mr. Minor was employed with Deloitte Haskins & Sells as a staff accountant. Mr. Minor is a certified public accountant and has a B.B.A. degree in accounting from Western Michigan University.

     Daniel P. McLellan, age 47, served as our Senior Vice President and General Manager - Media Services from August 2000 to March 2001. From June 1998 to August 2000 Mr. McLellan was President of II and from May 1994 to June 1998 served as its Vice President of Marketing and Sales. II provides media production solutions for the television and film industries, and we acquired II effective June 1, 2000. Mr. McLellan studied at York University, Toronto Canada. Mr. McLellan is no longer affiliated with the Company.

     Jeffrey B. Conover, age 40, served as our Vice President of Marketing from September 1999 to December 2000. From 1985 to September 1999, Mr. Conover was employed by RPS, Inc., a small package ground, air and international delivery business that merged with Federal Express Corporation in 1997. Mr. Conover held a variety of marketing positions with RPS and was most recently the Director of Marketing, Research and Strategic Planning. Mr. Conover has a B.S. Degree in Marketing from West Virginia University and a M.B.A. from the University of Pittsburgh. Mr. Conover is no longer affiliated with the Company.

     Ted J. Lingard, age 36, has been our Vice President of Operations since September 1999. From 1989 to September 1999, Mr. Lingard was employed by Advanced Input Devices, a custom electronics manufacturer, in various manufacturing, engineering, and sales management capacities including Sales Engineering Manager, International Business Manager, and Director of Manufacturing Engineering. Mr. Lingard has a Bachelors Degree in Mechanical Engineering from the University of Wisconsin, a Masters degree in Mechanical Engineering from the University of Maryland and a M.B.A. from Gonzaga University.

     Bradley W. Reinke, age 38, has been our Senior Vice President of Sales and Marketing since December 2000 and the Vice President of Sales from October 1999 to December 2000. From August 1998 to October 1999, Mr. Reinke was employed by Universal Studios - Music and Video Distribution Company as Vice President of Sales. From September 1993 to July 1998 Mr. Reinke held various positions including Regional Sales Manager and Director of Sales for Buena Vista Home Video, a division of the Walt Disney Company. From July 1987 to April 1993, he held various sales management positions at SmithKline Beecham Consumer Brands. Mr. Reinke has a B.B.A. in marketing from the University of Wisconsin -Whitewater.

     Christopher C. Cain, age 32, has been our Vice President-General Counsel since December 2000, and our Assistant Secretary since February 2001. Mr. Cain was our Corporate Counsel from July 2000 to November 2000. From September 1998 to July 2000, Mr. Cain was an attorney at the law firm of Foley & Lardner, Madison, WI. From 1996 to September 1998, Mr. Cain was an attorney at the law firm of Oppenheimer Wolff & Donnelly, LLP, Minneapolis, MN. Mr. Cain has a J.D. degree from the University of Minnesota Law School and a B.B.A. in accounting from the University of Wisconsin, Madison. Mr. Cain also holds a C.P.A. license from the State of Minnesota.

     Jeffrey S. Hackel, age 34, has been our Vice President - Human Resources since February 2000 and was our Director of Human Resources from July 1998 to February 2000. From January 1992 to July 1998, Mr. Hackel was employed in various human resource management capacities at TDS TELECOM, a national telecommunications company providing local, long distance and Internet services. Mr. Hackel has a B.A. degree from the University of Wisconsin-Madison and holds a Senior Professional in Human Resources certification.


                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table shows information known to us about the beneficial ownership of our Common Stock as of April 1, 2001, by each stockholder known by us to own beneficially more than 5% of our Common Stock, each of our executive officers named in the Summary Compensation Table ("Named Executive Officers"), each of our directors, and all of our directors and executive officers as a group. Unless otherwise noted, the mailing address for these stockholders is 1617 Sherman Avenue, Madison, Wisconsin 53704.

     Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Shares of common stock issuable upon the exercise of stock options or warrants exercisable within 60 days after April 1, 2001, which we refer to as Presently Exercisable Options, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

     Based on currently available Schedules 13D and 13G filed with the SEC, we do not know of any beneficial owners of more than 5% of our Common Stock, other than listed below.


                                                        Number of Shares of
                                                               Class                   Percent
            Name of Beneficial Owner                     Beneficially Owned         of Class (1)
            ------------------------                    -------------------         ------------
Common Stock
Rimas P. Buinevicius(2)                                         1,243,014                     5.6%
Monty R. Schmidt (2)                                            3,193,136                    14.4
Curtis J. Palmer(2)                                             3,193,136                    14.4
Kenneth A. Minor(3)                                                81,264                       *
Jeffrey Conover(4)                                                 50,000                       *
Frederick H. Kopko, Jr.(5)                                        323,192                     1.5
 20 North Wacker Drive
 Chicago, IL 60606
Arnold B. Pollard(6)                                               62,745                       *
 733 Third Avenue
 New York, NY 10017
David C. Kleinman(7)                                               60,000                       *
 1101 East 58th Street
 Chicago, IL 60637
                                                      -------------------         ---------------
All Executive Officers and Directors as a Group
 (12 persons)(8)                                                8,888,622                    39.0%
                                                      ===================         ===============

*    Less than 1%
(1) Applicable percentages are based on 22,117,135 shares outstanding, adjusted as required by rules promulgated by the SEC.
(2)  Includes 50,000 shares subject to Presently Exercisable Options.
(3) Includes 71,001 shares subject to Presently Exercisable Options. Consists of 50,000 shares subject to Presently Exercisable Options. Mr. Conover resigned from the Company in December 2000.
(5)  Includes 140,000 shares subject to Presently Exercisable Options.
(6)  Consists of 62,745 shares subject to Presently Exercisable Options.
(7)  Consists of 60,000 shares subject to Presently Exercisable Options.
(8) Includes an aggregate of (i) 621,881 shares subject to Presently Exercisable Options; and (ii) 48,510 options to purchase non-voting exchangeable shares, which shares are exchangeable on a one-for-one basis, per share, of our Common Stock.

                          SUMMARY COMPENSATION TABLE

     The following table sets forth all cash compensation we paid during the fiscal year ended September 30, 2000 to our Named Executive Officers.

                                                                     Long Term
                                                                   Compensation
                                                                   ------------
                                                                     Awards of
                                        Annual Compensation(1)       Securities        All Other
                                       -------------------------     Underlying         Compen-
 Name and Principal Position   Year    Salary              Bonus       Option          sation(2)
 ---------------------------------------------------------------------------------------------------

Rimas P. Buinevicius             2000      $221,154      $70,000             --       $   7,033
Chief Executive Officer and      1999       125,000       25,000         20,000           4,360
Chairman                         1998        96,154          500         20,000           2,947
Monty R. Schmidt                 2000       184,615       70,000             --           6,563
President and Director           1999       125,000       25,000         20,000           3,713
                                 1998        96,154          500         20,000
Curtis J. Palmer                 2000       184,615       70,000             --           4,466
Chief Technology Officer         1999       125,000       25,000         20,000           4,742
                                 1998        96,154          500         20,000
Kenneth A. Minor                 2000       139,231       40,000         13,000           3,367
Chief Financial Officer          1999       120,000       15,000         10,000           6,365
                                 1998       102,692          500         40,000          10,000(3)
Jeffrey B. Conover(4)            2000       176,346        1,650             --          24,009(5)
Vice President - Marketing       1999            --           --         30,000              --
                                 1998            --           --             --              --

(1) As permitted by rules established by the SEC, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed in the aggregate the lesser of 10% of bonus plus salary or $50,000.
(2) Unless otherwise indicated, consists of personal use of Company vehicle included as a portion of executive's taxable compensation.
(3)  Consists of moving and relocation costs reimbursed to Mr. Minor.
(4) Mr. Conover commenced employment with us in September 1999 and resigned effective December 2000.
(5) Consists of (i) personal use of Company vehicle ($3,164), and (ii) moving and relocation costs ($20,864).


Employment Agreements

     We entered into employment agreements with Rimas Buinevicius, Monty R. Schmidt, and Curtis Palmer and renewed them on substantially the same terms as the prior agreements in January 2001. The salaries of each of Messrs. Buinevicius, Schmidt and Palmer are subject to increase each year at the discretion of the Board of Directors. Messrs. Buinevicius, Schmidt, and Palmer are also entitled to incidental benefits of employment under the agreements. Each of the employment agreements provides that if (i) we breach our duty under such employment agreement, (ii) the employee's status or responsibilities with us has been reduced, (iii) we fail to perform our obligations under such employment agreement, or (iv) after a Change in Control, our financial prospects have significantly declined, the employee may terminate his employment and receive all salary and bonus owed to him at that time, prorated, plus three times the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. If the employee becomes disabled, he may terminate his employment and receive all salary owed to him at that time, prorated, plus a lump sum equal to the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. Pursuant to the employment agreements, each of Messrs. Buinevicius, Schmidt and Palmer has agreed not to disclose our confidential information and not to compete against us during the term of his employment agreement and for a period of one year thereafter. Such non-compete clauses may not be enforceable, or may only be partially enforceable, in state courts of relevant jurisdictions.

     A "Change in Control" is defined in the employment agreements to mean: (i) a change in control of a nature that would have to be reported in our proxy statement; (ii) we are merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by our stockholders immediately prior to such merger, consolidation or reorganization; (iii) we sell all or substantially all of our business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by our stockholders, directly or indirectly, immediately prior to or after such sale; (iv) any person (as the term "person" is used in Section 13(d) (3) or Section 14(d) (2) of the Securities Exchange Act of 1934 (the "Exchange Act") had become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of our voting securities; or (v) during any period of two consecutive years, individuals who at the beginning of any such period constitute our directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination or election by our stockholders, of each new director was approved by a vote of at least two-thirds of such directors then still in office who were directors at the beginning of any such period.

                        OPTIONS GRANTED IN FISCAL 2000

     The Company grants options to its executive officers under our employee stock option plans. As of September 30, 2000, options to purchase a total of 1,720,469 shares were outstanding under the plans, and options to purchase 1,633,104 shares remained available for grant thereunder. During Fiscal 2000, options to purchase 13,000 shares were granted to Named Executive Officers.

     The following tables show for the fiscal year ended September 30, 2000 certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers.

                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                                                                                 Annual Rates of
                                                                                                   Stock Price
                                                                                                 Appreciation for
                                              Individual Grants                                  Option Term (2)
                         -------------------------------------------------------------------------------------------
                            Number of         % of Total
                           securities           Options         Exercise
                           Underlying         Granted to         Price
                             Options         Employees in         Per        Expiration
                           Granted (1)        Fiscal Year        Share          Date              5%            10%
                           -----------        -----------        -----          ----              --            ---
Rimas P. Buinevicius                 -               -                -               -              -               -
Monty R. Schmidt                     -               -                -               -              -               -
Curtis J. Palmer                     -               -                -               -              -               -
Kenneth A. Minor                13,000             1.6            $5.91        12/13/09        $48,000        $122,000
Jeffrey B. Conover                   -               -                -               -              -               -

(1) This option has a grant price that is equal to the fair market value on the date of grant. Such option vests according to the following schedule: 4,333 vest on each of December 13, 2000 and 2001 and 4,334 vest on December 13, 2002. This option generally has a maximum term of ten years.
(2) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

         2000 FISCAL YEAR OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                  Number of Securities
                                                 Underlying Unexercised              Value of Unexercised
                                                   Options at Fiscal            In-the-Money Options at Fiscal
                                                       Year-End                          Year-End (1)
                                           --------------------------------------------------------------------

                  Shares
                 Acquired
                   on             Value
                 Exercise       Realized     Exercisable       Unexercisable     Exercisable     Unexercisable
              -------------------------------------------------------------------------------------------------
Rimas P.
Buinevicius             -              -           40,000                  -         $221,000                -
Monty R.
Schmidt                 -              -           40,000                  -         $221,000                -
Curtis J.
Palmer                  -              -           40,000                  -         $221,000                -
Kenneth A.
Minor              10,000       $100,000           53,334             19,666         $338,000          $77,000
Jeffrey B.
Conover                 -              -           10,000             20,000         $ 44,000          $89,000

(1) Representing the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing value per share was $8.88 on the last trading day of the fiscal year as reported on the NASDAQ National Market.

              REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE /1/

    The Executive Compensation Committee (the "Committee") of the Board of Directors is composed entirely of outside, non-management directors. The Committee sets and administers the policies governing annual compensation of executive officers, including cash compensation and stock option programs for executive employees.

Compensation Policies

    Sonic Foundry operates in the competitive and rapidly changing high technology and media business environment. The goals of our executive compensation program are to motivate executives to achieve our business objectives in this environment and reward them for their achievement, foster teamwork, and attract and retain executive officers who contribute to our long-term success. During fiscal 2000, we used salary, bonus, stock options and personal use of company vehicles to meet these goals.

_______________________
/1/ The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    Our philosophy and guiding principles are to provide compensation levels that are comparable to those offered by other leading high technology companies. Our compensation policies align the interests of our officers with the long-term interests of our stockholders through stock compensation. For example, in fiscal 2000, compensation included options to purchase shares granted under our 1995 Stock Option Plan that vest and become exercisable over a three-year period. Another principle is that a substantial portion of each executive's compensation be in the form of an incentive bonus. Receipt of this bonus, which is typically payable annually in January, is contingent upon meeting both individual performance goals and company objectives. However, we retain the authority to alter the bonus amounts because qualitative factors and long-term results need to be evaluated as well as the short-term operating results. For the bonus paid in January 2000, we considered factors such as achievement of a 98.5% growth in fiscal 1999 revenues over 1998 levels, achievement of certain management goals, market share increases and new product development.

Annual Compensation

    The salary portion of executive compensation is determined annually by reference to multiple surveys of high technology companies in comparable geographic regions. The executive officers are matched to each position by comparing their responsibilities to the survey description most accurately representing their position with us by content, organizational level and revenue. Given the officers' levels of responsibility and our past performance, we target the median percentile competitive position as stated by the survey in determining salary for each executive officer. As the executives mature in their respective positions, we expect to target a high percentile competitive position for salary compensation. A substantial portion of the annual compensation of each executive officer is in the form of an incentive bonus, which becomes a greater portion of an officer's potential total compensation as the executive's level of responsibility increases. Mssrs. Conover, Lingard, Reinke, Brzeski and McLellan joined the Company either late in fiscal 1999 or in fiscal 2000 and therefore did not receive bonuses or received only limited bonuses in January 2000.

Long-term Compensation.

    The Committee has utilized stock options for all employees to motivate and retain them for the long-term. The Committee believes that these forms of compensation closely align the employee's interests with those of stockholders and provide a major incentive to them in building stockholder value.

    Options are typically granted annually and are subject to vesting provisions to encourage employees to remain employed with Sonic Foundry. The Committee considered fiscal 1999 annual grants in December 1999, and fiscal 2000 annual grants in December 2000. Officers, including our Chief Executive Officer, who are also members of the Board of Directors were not awarded options in fiscal 2000.

    Each executive officer receives stock options based upon that officer's relative position, responsibilities and performance by the individual over the previous fiscal year and the officer's anticipated performance and responsibilities. Additionally, we consider the net present value of the grant compared to typical grants at high technology companies of a similar size to Sonic Foundry. We also review the prior level of grants to the officers and to other members of senior management, including the number of shares that continue to be subject to vesting under outstanding options, in setting the level of options to be granted to the executive officers. The size of the option grants is not related to Sonic Foundry's performance.

   Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of the grant and are subject to vesting over five years. The option vesting period is designed to encourage employees to work with a long-term view of the Company's welfare and to establish their long-term affiliation with the Company. It is also designed to reduce employee turnover and to retain the knowledge and skills of valued staff.

Chief Executive Officer Compensation

   Rimas Buinevicius led the Company to a successful year in Fiscal 1999. Revenues increased approximately 100% from the previous fiscal year and the Company successfully introduced new products and broadened its product line. Consequently, the Committee increased the base salary of Mr. Buinevicius (who served as Chief Executive Officer during all of fiscal 2000) in January 2000 to $250,000. The Committee also approved the payment of Mr. Buinevicius' fiscal 1999 bonus of $70,000 in January 2000. Mr. Buinevicius was not granted any common stock options in fiscal 2000 under the Company's 1995 Stock Option Plan. Although the Company has continued its revenue growth and growth of its product line in Fiscal 2000, the Company has, due to financial constraints impacting the Company and the entire industry, reduced the salary of Mr. Buinevicius to $200,000 effective January 1, 2001.

EXECUTIVE COMPENSATION COMMITTEE
                         Frederick H. Kopko, Jr.
                         Arnold B. Pollard
                         David C. Kleinman


Compensation Committee Interlocks and Insider Participation

   The members of the Executive Compensation Committee of the Company's Board of Directors for Fiscal 2000 were those named in the Executive Compensation Committee Report. No member of the Committee was at any time during Fiscal 2000 or at any other time an officer or employee of Sonic Foundry, Inc.

   No executive officer of Sonic Foundry, Inc. has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors of Sonic Foundry, Inc. During Fiscal 2000, we retained the Chicago law firm of McBreen & Kopko to perform certain legal services. Frederick H. Kopko, Jr. is a partner in McBreen & Kopko.

                        COMPANY STOCK PRICE PERFORMANCE

   The stock price performance graph below shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts, irrespective of our general incorporation language in such filing. The graph below compares the cumulative total stockholder return on our Common Stock from April 22, 1998 through and including September 30, 2000 with the cumulative total return on The AMEX Market Value Index, The NASDAQ Stock Market (US only) and the Chase Hambrecht & Quist Technology Index (assuming the investment of $100 in our Common Stock on April 22, 1998 or on March 31, 1998 for each of the indexes and reinvestment of all dividends). Unless otherwise specified, all dates refer to the last day of each month presented. Our Common Stock is traded on the NASDAQ National Market.

                COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN*
           AMONG SONIC FOUNDRY, INC., THE AMEX MARKET VALUE INDEX,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                       American        NASDAQ
                                        Chase H&Q   Stock Exchange  Stock Market
                    Sonic Foundry       Technology      (U.S.)         (U.S.)
                    -------------       ----------      ------         ------

     4/22/98                  100.0           100.0         100.0         100.0
     9/30/98                  79.17           91.01         84.58         92.73
     9/30/99                 125.83          175.29        108.66        151.51
     9/30/00                 236.67          285.41        135.22        201.12

   * $100 INVESTED ON 4/22/98 IN STOCK OR ON 3/31/98
     IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS,
     FISCAL YEAR ENDING SEPTEMBER 30.

   Our closing stock price on September 29, 2000, the last trading day of our 2000 fiscal year, was $8.88 per share.

                             CERTAIN TRANSACTIONS

     During Fiscal 2000, we retained the Chicago law firm of McBreen & Kopko to perform certain legal services. Frederick H. Kopko, Jr., one of our directors and substantial stockholders, is a partner in McBreen & Kopko.

     In June 1998, the disinterested members of the Board of Directors unanimously approved the issuance of Company guaranties of certain obligations of Monty Schmidt and Rimas Buinevicius. We executed these guaranties in June and July of 1998 to a bank in order to facilitate the purchase of personal residences by Mr. Schmidt and Mr. Buinevicius. At September 30, 2000, there was a balance of approximately $63,000 remaining on the loans.

     During Fiscal 2000, we loaned certain officers $61,000 to exercise employee stock options. In addition, the Company loaned an officer $171,000, in connection with the sale of his former residence and his relocation to Madison, Wisconsin.

     In January 2001, a $4,000,000 note was due the former shareholders of II. We withheld paying the note pending the resolution of certain disputed representations made during the acquisition. In February 2001 the note holders initiated litigation against the Company in Toronto for payment of the note. Dan McLellan, our former Senior Vice President and General Manager - Media Services and the former President of II is a plaintiff in the action.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of our Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on this review of the copies of such forms received by us, except as noted below, we believe that all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with. Messr. Minor filed one late report reflecting the exercise of employee stock options and Messrs. Hackel, Brzeski, McLellan and Cain each filed a late initial report reflecting their ownership of our stock and options at the time they became our officers.

                             STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to the Annual Meeting of Stockholders for the year 2002, the proposal must be received by us no later than December 13, 2001.

                                 OTHER MATTERS

     The Board of Directors has at this time no knowledge of any matters to be brought before this year's Annual Meeting other than those referred to above. However, if any other matters properly come before this year's Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

                                    GENERAL

     A copy of our Annual Report to Stockholders for the fiscal year ended September 30, 2000 is being mailed, together with this Proxy Statement, to each stockholder. Additional copies of such Annual Report and of the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from us. We have retained Continental Stock Transfer and Trust Company to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $2,000 plus expenses. We will, upon request, reimburse brokers, banks and other nominees, for costs incurred by them in forwarding proxy material and the Annual Report to beneficial owners of Common Stock. In addition, directors, officers and regular employees of the Company and its subsidiaries, at no additional compensation, may solicit proxies by telephone, telegram or in person. All expenses in connection with soliciting management proxies for this year's Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy, are to be paid by the Company.

     The Company will provide without charge (except for exhibits) to any record or beneficial owner of its securities, on written request, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2000, including the financial statements and schedules thereto. Exhibits to said report will be provided upon payment of fees limited to the Company's reasonable expenses in furnishing such exhibits. Written requests should be directed to Investor Relations, 1617 Sherman Avenue, Madison, Wisconsin 53704.

     In order to assure the presence of the necessary quorum at this year's Annual Meeting, and to save the Company the expense of further mailings, please date, sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of a proxy will not prevent a stockholder of record from voting in person at the meeting.

                                        By Order of the Board of Directors,

                                        Kenneth A. Minor
April 12, 2001                          Secretary

Appendix A

                              SONIC FOUNDRY, INC.
                            AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the Audit Committee. The Audit Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors. The Audit Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the board and report the results of its activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

 .    The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board

Dated June 9, 2000

Appendix A

     and the Audit Committee, as representatives of the Company's stockholders. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall discuss with the auditors its independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Audit Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to stockholders' approval.

 .    The Audit Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Audit Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Audit Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of its examinations.

 .    The Audit Committee shall review the interim financial statements with management prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The chair of the Audit Committee may represent the entire committee for the purposes of this review.

 .    The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.


Dated June 9, 2000

PROXY

(1)  To elect one director to hold office    FOR__  WITHHOLD__
     for a term of five years.
(2)  To ratify the appointment of Ernst &    FOR__  AGAINST__ ABSTAIN__
     Young LLP as independent auditors
     of the Company for the fiscal year
     ending September 30, 2001.

A vote for proposals 1 and 2 is recommended by the Board of Directors

                                             Please be sure to sign and date this Proxy.

                                             Please sign this proxy exactly as
                                             your name appears hereon. Joint
                                             owners should each sign personally.
                                             Trustees and other fiduciaries
                                             should indicate the capacity in
                                             which they sign. If a corporation
                                             or partnership, this signature
                                             should be that of an authorized
                                             officer who would state his or her
                                             title.

                                             _________________________________________
                                             Date


                                             _________________________________________
                                             Stockholder sign here  Co-owner sign here

                                             PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY
                                             IN ENCLOSED ENVELOPE.

                              SONIC FOUNDRY, INC.

                  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                 Annual Meeting of Stockholders - May 24, 2001

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s)
R. Buinevicius and K. Minor, or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote all shares of stock of Sonic Foundry, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders of the Company and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing.

This proxy when properly executed will be voted in the manner directed by the undersigned Stockholder(s). If no other indications are made, the proxies shall vote "For" proposals 1 and 2.